UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2022

Commission File Number: 001-36556

El Pollo Loco Holdings, Inc.

(Exact name of registrant as specified in its charter.)

Delaware	20-3563182
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3535 Harbor Blvd Suite 100, Costa Mesa, California 92626
(Address of principal executive offices)

714-599-5000

(Registrant's Telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	LOCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2022, El Pollo Loco Holdings, Inc. (the “Company”) announced that the Board of Directors has appointed Ira Fils as Executive Vice President, Chief Financial Officer of the Company (“CFO”), effective as of June 27, 2022 (the “Start Date”). Mr. Fils will also serve as the Company’s principal financial officer and principal accounting officer effective as of the Start Date. Laurance Roberts, the Company’s President and Chief Executive Officer, will continue to serve as the Company’s interim Chief Financial Officer until the Start Date and will continue to serve as the Company’s President and Chief Executive Officer thereafter.

Mr. Fils, 56, joins the Company from The Habit Burger Grill, a division of YUM! Brands. He joined The Habit Restaurants, LLC in August 2008 as Chief Financial Officer and Secretary, where he helped lead the Company’s successful IPO in 2014 and actively participated in the sale of The Habit to YUM! Brands in 2020. Prior to The Habit, Mr. Fils served as Chief Financial Officer of Mimi’s Café from 2005 to 2008 after joining the company as Vice President of Finance in 2003. From 1998 to 2003, Mr. Fils served in various financial capacities with increasing responsibility, which led to him becoming Chief Financial Officer at Rubio’s Restaurants, Inc.  He holds an undergraduate degree in economics and an MBA from the University of California, Irvine.

In connection with Mr. Fils’ appointment as CFO, Mr. Fils will receive an annual base salary of $400,000. Mr. Fils will also be eligible for an annual incentive bonus with a target amount equal to 75% of the annual base salary, prorated based on the Start Date, based upon the achievement of individual and Company performance objectives as determined by the Company’s Board of Directors. Mr. Fils’ annual incentive bonus for fiscal year 2022 will be an amount equal to or greater than 50% of his target bonus amount.  Mr. Fils will also be eligible for an annual grant of restricted stock and/or stock options with an aggregate grant date target value of $500,000, subject to the terms and conditions of the Company’s 2021 Equity Incentive Plan and as determined by the Company’s Board of Directors. Mr. Fil’s annual equity grant will be made during the Company’s regular equity grant window, which typically occurs in May of each year. In addition, Mr. Fils will receive an initial grant of restricted stock units with a grant date value of $500,000 during the first open trading window after Mr. Fils begins his employment with the Company, which will vest in four equal annual installments beginning on the one-year anniversary of the grant date (subject to his continued employment). Mr. Fils will also be eligible to participate in the employee benefit plans available to other executives of the Company.

In connection with his appointment as CFO, the Company expects to enter into an employment agreement with Mr. Fils documenting the foregoing terms of employment.

There are no family relationships between Mr. Fils and any director or executive officer of the Company, and Mr. Fils has no direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

On June 2, 2022, the Company issued a press release entitled “El Pollo Loco Appoints Ira Fils as Chief Financial Officer,” a copy of which is furnished as Exhibit 99.1 hereto.

Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated June 2, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Pollo Loco Holdings, Inc.

Date: June 2, 2022	By:	/s/ Anne E. Jollay
		Name:	Anne E. Jollay
		Title:	Corporate Secretary